Exhibit 99.2

                Written Statement of the Chief Financial Officer
                         Pursuant to 18 U.S.C. ss.1350,
                      As Adopted Pursuant to Section 906 of
                         The Sarbanes-Oxley Act of 2002

     Solely for the purposes of complying with 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer of Hanger Orthopedic Group, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ George E. McHenry
----------------------------
George E. McHenry
November 13, 2002